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                                                                    Exhibit 10.8


                                                                  EXECUTION COPY


                         FIRST AMENDMENT dated as of May 29, 1998 (this
                    "FIRST AMENDMENT") to the Credit Agreement dated as of March 4, 1998 (as amended, modified or otherwise supplemented through the date hereof, the "CREDIT AGREEMENT"), among JTM Industries, Inc. (the "BORROWER"), Industrial Services Group, Inc., the Lenders (as defined in the Credit Agreement), NationsBank, N.A., as Administrative Agent and Issuing Lender, and Canadian Imperial Bank of Commerce, as Documentation Agent.


     Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement (the Credit Agreement, as amended by, and together with, this First Amendment, and as hereinafter amended, modified, supplemented, extended or restated from time to time, being called the "AMENDED CREDIT AGREEMENT").

     The Borrower has requested the Lenders to, among other things, amend certain covenants contained in the Credit Agreement.

     The parties hereto have agreed, subject to the terms and conditions hereof, to amend the Credit Agreement as provided herein.

     Accordingly, the parties hereto hereby agree as follows:

     SECTION 1. AMENDMENTS TO THE CREDIT AGREEMENT. Subject to satisfaction of the conditions precedent set forth in Section 3 of this First Amendment, the Credit Agreement is hereby amended as follows:

          (a) Section 1.1 of the Credit Agreement is hereby amended by adding the following definitions thereto in alphabetical order:

          ""APPLICABLE ABR MARGIN" shall mean, with respect to any Revolving Loan outstanding on any day:

          (i)    0.50%, if such day falls within a Level I Pricing Period;

          (ii)   0.75%, if such day falls within a Level II Pricing Period;

          (iii)  1.00%, if such day falls within a Level III Pricing Period;
                 and

          (iv)   1.25%, if such day falls within a Level IV Pricing Period."

          ""APPLICABLE LIBOR MARGIN" shall mean, with respect to any Revolving Loan outstanding on any day:

          (i)    1.75%, if such day falls within a Level I Pricing Period;



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          (ii)   2.00%, if such day falls within a Level II Pricing Period;

          (iii)  2.25%, if such day falls within a Level III Pricing Period;
                 and

          (iv)   2.50%, if such day falls within a Level IV Pricing Period."

          ""JUNIOR SUBORDINATED NOTE" shall mean, collectively, the Junior Subordinated Promissory Note due 2005, dated October 14, 1997, issued by the Parent in favor of Laidlaw in an original principal amount of $17,500,000, and any Secondary Note (as defined in the Junior Subordinated Note) issued pursuant to the terms and conditions of the Junior Subordinated Note."

          ""LEVEL I PRICING PERIOD" shall mean, subject to Section 2.1(d)(iii), any period on or after the Closing Date during which the Leverage Ratio is less than or equal to 3.50:1.00 and no Event of Default has occurred and is continuing."

          ""LEVEL II PRICING PERIOD" shall mean, subject to Section 2.1(d)(iii), any period on or after the Closing Date during which the Leverage Ratio is greater than 3.50:1.00 but less than or equal to 4.00:1.00 and no Event of Default has occurred and is continuing."

          ""LEVEL III PRICING PERIOD" shall mean, subject to Section 2.1(d)(iii), any period on or after the Closing Date during which the Leverage Ratio is greater than 4.00:1.00 but less than or equal to 4.50:1.00 and no Event of Default has occurred and is continuing."

          ""LEVEL IV PRICING PERIOD" shall mean any period on or after the Closing Date which is not a Level I Pricing Period, Level II Pricing Period or Level III Pricing Period."

          ""POST CLOSING ACQUISITIONS" shall mean, collectively, the acquisition by the Borrower of all of the capital stock of each of (i) Power Plant Aggregates of Iowa, Inc., (ii) (A) Michigan Ash Sales Company, d.b.a. U.S. Ash Company, (B) U.S. Stabilization, Inc. and (C) Flo Fil Co., Inc. and (iii) Fly Ash Products, Inc."

          (b)    The definition of "Adjusted Base Rate" contained in Section
     1.1 of the Credit Agreement is hereby deleted therefrom in its entirety and the following definition is substituted in lieu thereof:

          "ADJUSTED BASE RATE" shall mean the Base Rate PLUS the Applicable ABR Margin in effect from time to time.

          (c)    The definition of "Adjusted Eurodollar Rate" contained in
     Section 1.1 of the Credit Agreement is hereby deleted therefrom in its entirety and the following definition is hereby substituted in lieu thereof:


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          "ADJUSTED EURODOLLAR RATE" shall mean the Eurodollar Rate PLUS the
          Applicable LIBOR Margin in effect from time to time.

          (d)    The definition of "Excluded Equity Issuance" contained in
     Section 1.1 of the Credit Agreement is hereby deleted therefrom in its entirety and the following definition is hereby substituted in lieu thereof:

          ""EXCLUDED EQUITY ISSUANCE" shall mean (a) any issuance by any Subsidiary of the Borrower of its Capital Stock to the Borrower or any other Subsidiary of the Borrower, (b) any receipt by any Subsidiary of the Borrower of a capital contribution from the Borrower or any other Subsidiary of the Borrower, (c) any issuance by the Parent of ISG Common Stock pursuant to the exercise of the Warrants and (d) the issuance of common stock of the Parent, the aggregate value of which does not exceed $10,000,000, such common stock being issued in connection with the financing of a Permitted Acquisition."

          (e)    The definition of "Interest Coverage Ratio" contained in
     Section 1.1 of the Credit Agreement is hereby deleted in its entirety and the following definition is hereby substituted in lieu thereof:

          ""INTEREST COVERAGE RATIO" shall mean, as of any day, the ratio of (a) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Borrower ending on, or most recently preceding, such last day to (b)(i) from the date hereof to April 30, 1999, the product of (A) 365 and (B) a fraction, the numerator of which is Consolidated Cash Interest Expense from May 1, 1998 to such day and the denominator of which is the actual number of days from May 1, 1998 to such day and
          (ii) thereafter, Consolidated Cash Interest Expense for the period of four consecutive fiscal quarters of the Borrower ending on, or most recently preceding, such last day."

          (f)    The definition of "Operative Document" contained in Section
     1.1 of the Credit Agreement is hereby deleted therefrom in its entirety and the following definition is hereby substituted in lieu thereof:

          ""OPERATIVE DOCUMENTS" shall mean the Credit Documents, the Acquisition Agreement, the Stockholders Agreement, the Laidlaw Bridge Agreement, the Senior Note Agreement, the Junior Subordinated Note, the CVC Subscription Agreement, the Contribution and Assignment Agreement, the Contribution and Subscription Agreement, the Deju Subscription Agreement, the Registration Rights Agreement and the Warrants."

          (g)    The definition of "Permitted Acquisition" contained in Section
     1.1 of the Credit Agreement is hereby deleted therefrom in its entirety and the following definition is hereby substituted in lieu thereof:

          ""PERMITTED ACQUISITION" shall mean, collectively, (i) the Post Closing Acquisitions and (ii) an acquisition by the Borrower or any Subsidiary of the


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          Borrower of the Capital Stock or all or any substantial part (in either case for which audited financial statements or other financial information satisfactory to the Administrative Agent is available) of the Property of another Person (including by merger or consolidation or by incorporation of a new Subsidiary) for up to the fair market value of the Capital Stock or Property acquired as determined by the Board of Directors of the Borrower based upon their reasonable business judgment; PROVIDED that (a) the Capital Stock or Property acquired in such acquisition relates to a line of business similar to the business of the Borrower or any of its Subsidiaries engaged in on the Closing Date, (b) the representations and warranties made by the Credit Parties in each Credit Document shall be true and correct in all material respects at and as of the date of such acquisition (as if made on such date after giving effect to such acquisition) except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects at and as of such earlier date), (c) the Agent shall have received all items in respect of the Capital Stock or Property acquired in such acquisition (and/or the seller thereof) required to be delivered by the terms of Section 6.11 and/or Section 6.12, (d) in the case of an acquisition of the Capital Stock of another Person, (i) except in the case of the incorporation of a new Subsidiary, the board of directors (or other comparable governing body) of such other Person shall have duly approved such acquisition and (ii) the Capital Stock acquired shall constitute at least 85% of the Total Voting Power and ownership interest of the issuer thereof, (e) no Default or Event of Default shall have occurred and be continuing immediately before or immediately after giving effect to such acquisition and the Borrower shall have delivered to the Agent a Pro Forma Compliance Certificate demonstrating that, upon giving effect to such acquisition on a Pro Forma Basis, the Borrower shall be in compliance with all of the financial covenants set forth in Section 7.19 as of the last day of the most recent period of four consecutive fiscal quarters of the Borrower which precedes or ends on the date of such acquisition and with respect to which the Agent has received the Required Financial Information and (f) the liabilities (determined in accordance with GAAP and in any event including contingent obligations) acquired by the Borrower and its Subsidiaries on a consolidated basis in such acquisition and the Indebtedness issued by the Borrower and its Subsidiaries on a consolidated basis from such acquisition shall not in the aggregate exceed 25% of the purchase price paid for the related Capital Stock or assets."

          (h) Clause (iii) of the definition of "Pro Forma Basis" contained in Section 1.1 of the Credit Agreement is hereby deleted therefrom in its entirety and the following definition is hereby substituted in lieu thereof:

                 "(iii) for purposes of any such calculation in respect of any merger or consolidation as referred to in Section 7.4(d) and the definition of "Permitted Acquisition" set forth in this Section 1.1,
          (A) any Indebtedness incurred by the Borrower or any of its Subsidiaries in connection with such transaction shall be deemed to have been incurred as of the first day of the relevant four fiscal-quarter period (B) if such Indebtedness has a floating or formula rate, then the rate of


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     interest for such Indebtedness for the applicable period for purposes of the calculations contemplated by this definition shall be determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of such calculations and (C) income statement items (whether positive or negative), including but not limited to the income statement items listed on Schedule 1.1D hereto with respect to the Acquisition and the Post Closing Acquisitions, attributable to the Property acquired in such transaction or to the Investment comprising such transaction, as applicable, shall be included as if such transaction had occurred as of the first day of the relevant four fiscal-quarter period; PROVIDED, HOWEVER, that extraordinary and non-recurring revenues and expenses attributable to such Property or Investment, as the case may be, shall be excluded from the income statement calculation for such four fiscal-quarter period."

          (i)    The definition of "Regulation G, T, U or X" contained in
     Section 1.1 of the Credit Agreement is hereby deleted therefrom in its entirety and the following definition is hereby substituted in lieu thereof:

                 ""REGULATION T, U OR X" shall mean Regulation T, U or X, respectively, of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof."

          (j)    The definition of "Restricted Payment" contained in Section
     1.1 of the Credit Agreement is hereby deleted therefrom in its entirety and the following definition is hereby substituted in lieu thereof:

          ""RESTRICTED PAYMENT" shall mean (i) any dividend or other distribution, direct or indirect, on account of any class of Capital Stock of any Consolidated Party, now or hereafter outstanding, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any class of Capital Stock of any Consolidated Party, now or hereafter outstanding,
          (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any class of Capital Stock of any Consolidated Party, now or hereafter outstanding,
          (iv) any payment or prepayment of principal of, premium, if any, or interest on, redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to the Laidlaw Bridge Note, (v) any payment or prepayment of principal of, premium, if any, or interest on, redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to the Senior Note, (vi) any payment or repayment of principal of, premium, if any, or interest on (other than payment in kind interest), redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to the Junior Subordinated Note and (vii) any loan, advance, tax sharing payment or indemnification payment to, or other investment in, the Parent or any of its Affiliates (other than the Borrower and its Subsidiaries)."


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          (k)    The definition of "Senior Note" contained in Section 1.1 of the Credit Agreement is hereby deleted therefrom in its entirety and the following definition is hereby substituted in lieu thereof:

          ""SENIOR NOTE" shall mean the 10% Senior Subordinated Notes due
          April 15, 2008 issued by the Borrower pursuant to the Senior Note Agreement (and shall include any substantially identical senior subordinated notes of the Borrower in the same aggregate principal amount issued after April 22, 1998 in exchange therefor pursuant to a registered exchange offer or shelf registration statement in accordance with the Senior Note Agreement)."

          (l)    The definition of "Senior Note Agreement" contained in Section
     1.1 of the Credit Agreement is hereby deleted therefrom in its entirety and the following definition is hereby substituted in lieu thereof:

          ""SENIOR NOTE AGREEMENT" shall mean the Indenture, dated as of April 22, 1998 pursuant to which the Senior Notes are issued, by and among the Borrower, the Domestic Subsidiaries party thereto as guarantors, and U.S. Bank, N.A., as trustee, as the same may be amended, modified, restated or supplemented in accordance with the terms of this Agreement as in effect from time to time."

          (m) The definition of "Subordinated Note" contained in Section 1.1 of the Credit Agreement is hereby deleted therefrom in its entirety.

          (n) Section 2.1(a) of the Credit Agreement is hereby deleted therefrom in its entirety and the following is hereby substituted in lieu thereof:

          ""(a) REVOLVING COMMITMENT. Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein, each Lender severally agrees to make available to the Borrower such Lender's Revolving Commitment Percentage of revolving credit loans requested by the Borrower in Dollars ("REVOLVING LOANS") from time to time from the Closing Date until the Termination Date, or such earlier date as the Revolving Commitments shall have been terminated as provided herein for the purposes hereinafter set forth; PROVIDED, HOWEVER, that the sum of the aggregate principal amount of outstanding Revolving Loans PLUS the aggregate amount of outstanding LOC Obligations shall not at any time exceed THIRTY-FIVE MILLION DOLLARS ($35,000,000) (as such aggregate maximum amount may be reduced from time to time as provided in Section 3.4, the "REVOLVING COMMITTED AMOUNT"); PROVIDED, FURTHER, with regard to each Lender individually, that such Lender's outstanding Revolving Loans PLUS Participation Interests in outstanding LOC Obligations shall not at any time exceed such Lender's Revolving Commitment Percentage of the Revolving Committed Amount. Revolving Loans may consist of Base Rate Loans or Eurodollar Loans, or a combination thereof, as the Borrower may request, and may be repaid and reborrowed in accordance with the provisions hereof; PROVIDED, HOWEVER, that the Revolving Loans outstanding at any time shall consist of no more than six (6) separate Eurodollar Loans. For purposes hereof,


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          Eurodollar Loans with different Interest Periods shall be considered as separate Eurodollar Loans, even if they begin on the same date, although borrowings of Eurodollar Loans may, in accordance with the provisions hereof, be combined through extensions or conversions at the end of existing Interest Periods to constitute a single new Eurodollar Loan with the same Interest Period. Revolving Loans hereunder may be repaid and reborrowed in accordance with the provisions hereof."

          (o) Section 2.1(d) of the Credit Agreement is hereby deleted therefrom in its entirety and the following is hereby substituted in lieu thereof:

          "(d)   INTEREST.  Subject to the provisions of Section 3.1:

                 (i) BASE RATE LOANS. During such periods as Revolving Loans shall be comprised in whole or in part of Base Rate Loans, such Base Rate Loans shall bear interest at a per annum rate equal to the Adjusted Base Rate.

                 (ii) EURODOLLAR LOANS. During such periods as Revolving Loans shall be comprised in whole or in part of Eurodollar Loans, such Eurodollar Loans shall bear interest at a per annum rate equal to the Adjusted Eurodollar Rate.

                 (iii) PRICING PERIODS. Each Level I Pricing Period, Level II Pricing Period, Level III Pricing Period or Level IV Pricing Period (each a "Pricing Period") shall commence on (and include) the date that is the first day of the third month following the end of each fiscal quarter of the Borrower and shall terminate on the day before the beginning of the next Pricing Period. Notwithstanding the foregoing, in the event the Borrower has failed to deliver any Required Financial Information when due in accordance with Section 6.01, a Level IV Pricing Period shall be deemed to be in effect beginning as of the first day of the third month following the end of the fiscal quarter for which any Required Financial Information was not timely delivered and such Level IV Pricing Period shall remain effective until a fiscal quarter in which Borrower has delivered the Required Financial Information when due in accordance with
          Section 6.01, and then the applicable Pricing Period as determined pursuant hereto with reference to the Required Financial Information shall become effective on the date determined above.

                 Interest on Revolving Loans shall be payable in arrears on each applicable Interest Payment Date (and at such other times as may be specified herein)."

          (p) Section 3.4(b)(i) of the Credit Agreement is hereby deleted therefrom in its entirety and the following is hereby substituted in lieu thereof:

          "(i)   On any date that any Revolving Loans are required to be
          prepaid and/or LOC Obligations are required to be cash collateralized pursuant to the terms of Section 3.3(b)(ii), (iii), (iv) (or would be so required if any Revolving Loans, or


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     LOC Obligations were outstanding), the Revolving Committed Amount shall be automatically and permanently reduced by the total amount of such required prepayments and cash collateral (and, in the event that the amount of any payment referred to in Section 3.3(b)(ii), (iii) or (iv) which is allocable to the Revolving Credit Facility Obligations exceeds the amount of all outstanding Revolving Credit Facility Obligations, the Revolving Committed Amount shall be further reduced by 100% of such excess)."

          (q) Section 5.13(a) of the Credit Agreement is hereby deleted therefrom in its entirety and the following is hereby substituted in lieu thereof:

          "5.13 GOVERNMENTAL REGULATIONS, ETC. (a) No part of the Letters of Credit or proceeds of the Loans will be used, directly or indirectly, for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation U, or for the purpose of purchasing or carrying or trading in any securities. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in Regulation U. No indebtedness being reduced or retired out of the proceeds of the Loans was or will be incurred for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U or any "margin security" within the meaning of Regulation T. "Margin stock" within the meaning of Regulation U does not constitute more than 25% of the value of the consolidated assets of the Consolidated Parties. None of the transactions contemplated by this Agreement (including the direct or indirect use of the proceeds of the Loans) will violate or result in a violation of the Securities Act of 1933, as amended, the Exchange Act or regulations issued pursuant thereto, or Regulation T, U or X."

          (r) Section 5.30(d) of the Credit Agreement is hereby deleted therefrom in its entirety and the following is hereby substituted in lieu thereof:

                 "(d)    On the Closing Date, the Junior Subordinated Note shall
          not have been amended or modified, nor any condition thereof waived by the Parent in a manner adverse in any material respect to the rights or interests of the Lenders."

          (s) Section 6.12 of the Credit Agreement is hereby deleted therefrom in its entirety.

          (t) Section 7.1 of the Credit Agreement is hereby deleted therefrom in its entirety and the following is hereby substituted in lieu thereof:

          "7.1   INDEBTEDNESS.  None of the Consolidated Parties will contract, create, incur, assume or permit to exist any Indebtedness, except:

                 (a) Indebtedness arising under this Agreement and the other Credit Documents;




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                 (b)     Indebtedness of the Borrower and its Subsidiaries in
          existence on the Closing Date to the extent disclosed in SCHEDULE 7.1;

                 (c) purchase money Indebtedness (including Capital Leases) incurred by the Borrower or any of its Subsidiaries after the Closing Date to finance the purchase of fixed assets acquired after the Closing Date; PROVIDED that (i) the total of all such Indebtedness for the Borrower and its Subsidiaries taken together shall not exceed an aggregate principal amount of $2,000,000 at any time outstanding; (ii) such Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed; (iii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing or on terms or conditions more favorable in any respect to the holders thereof than the terms and conditions in effect at the time of such refinancing; and (iv) such Indebtedness is issued and any Liens securing such Indebtedness are created at the time of, or within 90 days after, the acquisition of such assets and such Indebtedness is not secured by a Lien on any other assets; PROVIDED, FURTHER, that the Borrower may incur Indebtedness after the Closing Date to finance a Permitted Acquisition; PROVIDED that (i) the total of all such Indebtedness for the Borrower shall not exceed an aggregate principal amount of $4,000,000 and (ii) such Indebtedness shall be unsecured.

                 (d) Indebtedness of the Borrower or any of its Subsidiaries in respect of Interest Rate Protection Agreements, if any, entered into in order to limit exposure to floating rate indebtedness of the Borrower or any of its Subsidiaries and not for speculative purposes;

                 (e) intercompany Indebtedness of any Subsidiaries of the Borrower arising out of loans and advances permitted under Section 7.6;

                 (f) Indebtedness arising under the Senior Note Agreement and the Senior Notes (but not including any renewal, refinancing or extension thereof);

                 (g) Indebtedness created pursuant to the Laidlaw Bridge Agreement and evidenced by the Laidlaw Bridge Note (including any renewal, refinancing or extension thereof, to the extent that any such renewal, refinancing or extension of the Laidlaw Bridge Agreement or the Laidlaw Bridge Note is (i) on the same terms and conditions as the Laidlaw Bridge Agreement and the Laidlaw Bridge Note, and (ii) the maturity date is satisfactory to the Administrative Agent, in its sole discretion);

                 (h) Indebtedness created pursuant to and evidenced by the Junior Subordinated Note (but not including any renewal, refinancing or extension thereof); and

                 (i) in addition to the Indebtedness otherwise permitted by this Section 7.1, other Indebtedness incurred after the Closing Date by the Borrower; PROVIDED that (A) the loan documentation with respect to such Indebtedness shall

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          not contain covenants or default provisions relating to any
          Consolidated Party that are more restrictive than the covenants and default provisions contained in the Credit Documents, (B) no Default or Event of Default shall have occurred and be continuing immediately before or immediately after giving effect to such incurrence and the Borrower shall have delivered to the Administrative Agent a Pro Forma Compliance Certificate demonstrating that, upon giving effect on a Pro Forma Basis to the incurrence of such Indebtedness and to the concurrent retirement of any other Indebtedness of any Consolidated Party, the Credit Parties shall be in compliance with all of the financial covenants set forth in Section 7.19 and (C) the aggregate principal amount of such Indebtedness shall not exceed $2,500,000 at any time outstanding."

          (u) Section 7.7 of the Credit Agreement is hereby deleted therefrom in its entirety and the following is hereby substituted in lieu thereof:

                 "7.7    RESTRICTED PAYMENTS.  None of the Consolidated Parties
          will, directly or indirectly, declare, order, make or set apart any sum for or pay any Restricted Payment, except (a) dividends payable solely in common stock of such Person, (b) dividends or other distributions payable to the Borrower or any Wholly Owned Subsidiary of the Borrower, (c) repurchases of common stock of the Parent from any employee of the Consolidated Parties (other than any such Person which is a director, officer or employee of or holder of Capital Stock of the Sponsor or any of its Affiliates) upon the termination of employment of such Person, PROVIDED that the aggregate amount paid in all such repurchases shall not exceed $500,000 in the aggregate from and after the Closing Date, (d)(i) cash advances made or cash dividends paid by the Borrower to the Parent which advances or dividends are used solely to fund administrative and other miscellaneous expenses incurred by the Parent in accordance with
          Section 7.12(b) and (ii) cash dividends paid by the Borrower to the Parent, PROVIDED that (A) the aggregate of all such cash dividends paid after the date hereof is less than 50% of the Consolidated Net Income (excluding any amounts paid as a dividend by any Wholly Owned Subsidiary of the Borrower or the Borrower to the holders of its Capital Stock and any amounts used by the Parent to repay the Laidlaw Bridge Note) for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date hereof to the end of the Borrower's most recently ended fiscal quarter for which internal financial statements are available at the time of such cash dividend payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), (B) immediately prior to and after giving effect to any such dividend, the Borrower shall be in pro forma compliance with all of the covenants contained in this Agreement, (C) immediately prior to and after giving pro forma effect thereto as if such dividend had been made at the beginning of the applicable four-quarter period, the Borrower shall have a Fixed Charge Coverage Ratio (as defined in the Senior Note Agreement as in effect on the date hereof) of at least 2.0 to 1.0 and (D) until the Junior Subordinated Note shall have been indefeasibly paid in full, the Parent will use such dividend payments received pursuant to this subclause (d)(ii), if any, promptly upon receipt thereof, to pay the principal and interest then due and payable on, and prepay the principal amount outstanding under, the Junior Subordinated Note, (e) payments of accrued interest on the Senior Notes and (f) tax sharing payments for taxes (including estimated taxes) that are paid on a combined, consolidated, unitary or similar basis, to the extent that such payments do not exceed the amount that the payor would have paid to the relevant taxing authority if the payor filed a separate tax return for the period in question."

          (v) Section 7.8 of the Credit Agreement is hereby deleted therefrom in its entirety and the following is hereby substituted in lieu thereof:

                 "7.8    PREPAYMENTS OF INDEBTEDNESS, ETC.  None of the
          Consolidated Parties will (a) after the issuance thereof, amend, waive or modify (or permit the amendment, waiver or modification of) any of the terms, agreements, covenants or conditions of or applicable to any Indebtedness issued by such Consolidated Party if such amendment, waiver or modification would add or change any terms, agreements, covenants or conditions in a manner adverse to any Consolidated Party, or shorten the final maturity or average life to maturity or require any payment to be made sooner than originally scheduled or increase the interest rate applicable thereto or change any subordination provision thereof, or (b) directly or indirectly redeem, purchase, prepay, retire, defease or otherwise acquire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness (other than Credit Obligations), or set aside any funds for such purpose, whether such redemption, purchase, prepayment, retirement or acquisition is made at the option of any Consolidated Party or at the option of the holder thereof, and whether or not any such redemption, purchase, prepayment, retirement or acquisition is required under the term and conditions applicable to such Indebtedness, including, without limitation, any Indebtedness arising under the Senior Note Agreement and the Senior Notes or any Indebtedness arising under the Junior Subordinated Note or (c) release, cancel, compromise or forgive in whole or in part the Indebtedness evidenced by the Intercompany Notes."

          (w) Section 7.10 of the Credit Agreement is hereby deleted therefrom in its entirety and the following is hereby substituted in lieu thereof:

                 "7.10   FISCAL YEAR; ORGANIZATIONAL DOCUMENTS.  None of the
          Consolidated Parties will (a) change its fiscal year or (b) amend, modify or change its articles of incorporation (or corporate charter or other similar organizational document) in any respect or amend, modify or change its bylaws (or other similar document) in any manner adverse in any respect to the rights or interests of the Lenders or
          (c) enter into any amendment, modification or waiver that is adverse in any respect to the Lenders to (i) any Material Contract as in effect on the Closing Date, (ii) the Acquisition Agreement as in effect on the Closing Date, (iii) the Stockholders Agreement as in effect on the Closing Date, (iv) the CVC Subscription Agreement, the Warrants, the Contribution and Assignment Agreement, the Contribution and Subscription Agreement, the Deju Subscription Agreement, the Registration Rights Agreement or any shareholders or similar agreement relating to Capital Stock or the Warrants, as the case may be, of the Parent as in effect on the Closing Date, (v) the Laidlaw Bridge Agreement as in effect on the Closing Date or any other documents establishing and setting forth the rights and terms of the Laidlaw Bridge Note as in effect on the Closing Date, (vi) the Senior Note Agreement or any other documents establishing and setting forth the rights and terms of the Senior Notes or (vii) the Junior Subordinated Note or any other documents establishing and setting forth the rights and terms of the Junior Subordinated Note. The Credit Parties will cause the Consolidated Parties to promptly provide the Lenders with copies of all proposed amendments to the foregoing documents and instruments as in effect as of the Closing Date."

          (x) Section 7.11 of the Credit Agreement is hereby deleted therefrom in its entirety and the following is hereby substituted in lieu thereof:

                 "7.11   LIMITATION ON RESTRICTED ACTIONS.       None of the
          Consolidated Parties will, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any such Person to (a) pay dividends or make any other distributions to any Credit Party on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, (b) pay any Indebtedness or other obligation owed to any Credit Party, (c) make loans or advances to any Credit Party, (d) sell, lease or transfer any of its properties or assets to any Credit Party or (e) act as a Guarantor and pledge its assets pursuant to the Credit Documents or any renewals, refinancings, exchanges, refundings or extension thereof, except (in respect of any of the matters referred to in clauses (a)-(d) above) for such encumbrances or restrictions existing under or by reason of (i) this Agreement and the other Credit Documents, (ii) the Senior Note Agreement and the Senior Notes, (iii) the Junior Subordinated Note, (iv) applicable law, (v) any document or instrument governing Indebtedness incurred pursuant to Section 7.1(c), PROVIDED that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith (and any renewals, refinancings, exchanges, refundings or extensions thereof, so long as the terms of such encumbrances or restrictions are no more onerous than those with respect to such Indebtedness upon the original incurrence thereof) or (vi) customary non-assignment provisions in any lease governing a leasehold interest."

          (y) Section 7.12(b) of the Credit Agreement is hereby deleted therefrom in its entirety and the following is hereby substituted in lieu thereof:

                 "(b)    The Parent shall not (i) hold any assets other than the
          Capital Stock of the Borrower, (ii) have any material liabilities other than (A) liabilities under the Credit Documents and (B) tax liabilities in the ordinary course of business or (iii) engage in any business or activity other than (A) owning the common stock of the Borrower (including purchasing additional shares of common stock after the Closing Date) and activities incidental or related thereto or to the maintenance of the corporate existence of the Parent or compliance with applicable law, (B) acting as a Guarantor hereunder and pledging its assets to the Administrative

          Agent, for the benefit of the Lenders, pursuant to the Collateral Documents to which it is a party, (C) issuing the Laidlaw Bridge Note pursuant to the Laidlaw Bridge Agreement, (D) issuing its own Capital Stock (other than Disqualified Stock), (E) entering into the Employment Agreements, the Deju Subscription Agreement, the Contribution and Subscription Agreement, the Stockholders Agreement, the Registration Rights Agreement, the CVC Subscription Agreement and the Contribution and Assignment Agreement, (F) entering into the Acquisition Agreement, (G) issuing the Senior Notes as permitted pursuant to Section 6.01 and (H) issuing the Junior Subordinated Note."

          (z) Section 7.16 of the Credit Agreement is hereby deleted therefrom in its entirety and the following is hereby substituted in lieu thereof:

                 "7.16   OPERATING LEASE OBLIGATIONS.  None of the Consolidated
          Parties will enter into, assume or permit to exist any obligations for the payment of rent under Operating Leases which in the aggregate for the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis, exceed or would exceed $8,000,000 in any fiscal year of the Borrower."

          (aa) Sections 7.19(a) and (b) of the Credit Agreement are hereby deleted therefrom in their entirety and the following is hereby substituted in lieu thereof:

                 "(a) INTEREST COVERAGE RATIO. The Borrower will not permit the Interest Coverage Ratio, as of the last day of any fiscal quarter of the Borrower until March 31, 2000, to be less than 1.75 to 1.00, and thereafter, to be less than 1.90 to 1.00.

                 (b) LEVERAGE RATIO. The Borrower will not permit the Leverage Ratio, as of the last day of any fiscal quarter of the Borrower until March 31, 2000, to be greater than 6.0 to 1.00, and thereafter, to be greater than 5.50 to 1.00."

          (bb) Section 8.1(f) of the Credit Agreement is hereby deleted therefrom in its entirety and the following is hereby substituted in lieu thereof:

                 "(f)    DEFAULTS UNDER OTHER AGREEMENTS.  With respect to any
          Indebtedness (other than Indebtedness outstanding under the Credit Documents) in excess of $750,000 in the aggregate for the Consolidated Parties taken as a whole, (A) any Consolidated Party shall default in any payment (beyond the applicable grace period with respect thereto, if any) with respect to any such Indebtedness, (B) any Consolidated Party shall default in the observance or performance of any other term, covenant, condition or agreement relating to such Indebtedness or contained in any instrument or agreement evidencing or securing such Indebtedness or relating thereto, or any other event or condition shall occur or condition exist, the effect of which default or other event or condition is to cause, or permit the holder or holders of such Indebtedness (or any trustee or agent on behalf of such holders) to cause (determined without regard to whether any notice or lapse of time is required) any such Indebtedness (or any portion thereof) to become due prior to its stated maturity, (C) any such Indebtedness (or any portion thereof) shall be declared due and payable, or shall be required to be prepaid (other than by a regularly scheduled required payment) prior to the stated maturity thereof or
          (D) any Consolidated Party shall be required by the terms of such Indebtedness to offer to prepay or repurchase such Indebtedness (or any portion thereof) prior to the stated maturity thereof;"

          (cc) Section 8.1(g) of the Credit Agreement is hereby deleted therefrom in its entirety and the following is hereby substituted in lieu thereof:

                 "(g)    JUDGMENTS.  One or more judgments or decrees shall be
          entered against one or more of the Consolidated Parties involving a liability of $500,000 or more in the aggregate (to the extent not paid or fully covered by insurance provided by a carrier which has acknowledged coverage and has the ability to perform) and any such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 30 days from the entry thereof, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of any Consolidated Party to enforce any such judgment;"

          (dd) Section 8.1(h) of the Credit Agreement is hereby deleted therefrom in its entirety and the following is hereby substituted in lieu thereof:

                 "(h)    ERISA.  Any of the following events or conditions shall
          occur: (i) any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, shall exist with respect to any Plan, or any lien shall arise on the assets of any Consolidated Party or any ERISA Affiliate in favor of the PBGC or a Plan; (ii) an ERISA Event shall occur with respect to a Plan, which is, in the opinion of the Administrative Agent or the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA; (iii) an ERISA Event shall occur with respect to a Multiemployer Plan or Multiple Employer Plan, which is, in the opinion of the Administrative Agent or the Required Lenders, reasonably likely to result in (A) the termination of such Plan for purposes of Title IV of ERISA or (B) any Consolidated Party or any ERISA Affiliate incurring any liability in connection with a withdrawal from, reorganization of (within the meaning of Section 4241 of ERISA), or insolvency of (within the meaning of
          Section 4245 of ERISA) such Plan; (iv) any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility shall occur which may subject any Consolidated Party or any ERISA Affiliate to any liability under Section 406, 409, 502(i) or 502(1) of ERISA or Section 4975 of the Code or under any agreement or other instrument pursuant to which any Consolidated Party or any ERISA Affiliate has agreed or is required to indemnify any Person against any such liability; or (v) any other event or condition out of the ordinary course of business shall occur or exist with respect to any Plan; and, in each case in clauses (i) through (v) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to involve possible taxes, penalties and other liabilities affecting the Consolidated Parties in an aggregate amount in excess of $750,000 or require payments by the Consolidated Parties exceeding $250,000 in any fiscal year of the Borrower;"

          (ee) Section 8.1(j) of the Credit Agreement is hereby deleted therefrom in its entirety and the following is hereby substituted in lieu thereof:

                 "(j)    ENVIRONMENTAL MATTERS.  Either (i) any Consolidated
          Party shall be liable, whether directly, indirectly through required indemnification of any Person or otherwise, for the costs of investigation and/or remediation of any Materials of Environmental Concern originating from or affecting any property or properties, whether or not owned, leased or operated by any Consolidated Party, which liability, together with all other liabilities of the Consolidated Parties arising out of Materials of Environmental Concern could reasonably be expected to exceed $400,000 in the aggregate or require payments by the Consolidated Parties exceeding $200,000 in any fiscal year of the Borrower or (ii) any Federal, state, regional, local or other environmental regulatory agency or authority shall commence an investigation or take any other action that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;"

          (ff) Section 8.1(n) of the Credit Agreement is hereby deleted therefrom in its entirety and the following is hereby substituted in lieu thereof:

                 "(n)    JUNIOR SUBORDINATED NOTE.  There shall occur and be
          continuing under the Junior Subordinated Note any Event of Default (as defined therein); or"

          (gg) The Credit Agreement is hereby amended by adding Schedule 1.1D thereto in the form of Annex A attached hereto.

     SECTION 2. REPRESENTATIONS AND WARRANTIES. The Borrower hereby represents and warrants to the Agents and the Lenders, as follows:

          (a) The Borrower is in compliance with all the terms and conditions of the Credit Agreement on its part to be observed or performed. There exists no Default or Event of Default.

          (b) The execution, delivery and performance by the Borrower of this First Amendment have been duly authorized by the Borrower.

          (c) This First Amendment constitutes the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms.

          (d) The execution, delivery and performance by the Borrower of this First Amendment (i) do not conflict with or violate (A) any provision of law, statute, rule or regulation, or of the constitutive documents of the Borrower, (B) any order of any Governmental Authority or (C) any provision of any indenture, agreement or other instrument to which the Borrower is a party or by which it or any of its property may be bound and
     (ii) do not require any consents under, result in a breach of or constitute

     (with notice or lapse of time or both) a default under any such indenture, agreement or instrument.

     SECTION 3. EFFECTIVENESS. This First Amendment shall become effective only upon satisfaction of the following conditions precedent (the first date upon which each such condition has been satisfied being herein called the "FIRST AMENDMENT EFFECTIVE DATE").

          (a) The Administrative Agent shall have received duly executed counterparts of this First Amendment which, when taken together, bear the authorized signatures of the Borrower, the Parent and the Required Lenders.

          (b) The Administrative Agent shall be satisfied that the representations and warranties set forth in Section 2 are true and correct on and as of the First Amendment Effective Date.

          (c) There shall not be any action pending or any judgment, order or decree in effect which, in the judgment of the Administrative Agent or the Lenders, is likely to restrain, prevent or impose materially adverse conditions upon performance by the Borrower of its obligations under the Amended Credit Agreement.

          (d) The Administrative Agent shall have received such other documents, legal opinions, instruments and certificates relating to this First Amendment as they shall reasonably request and such other documents, legal opinions, instruments and certificates shall be satisfactory in form and substance to the Administrative Agent and the Lenders. All corporate and other proceedings taken or to be taken in connection with this First Amendment and all documents incidental thereto, whether or not referred to herein, shall be satisfactory in form and substance to the Administrative Agent and the Lenders.

          (e) The Borrower shall have paid all fees and expenses referred to in Section 5 of this First Amendment.

     SECTION 4. APPLICABLE LAW. THIS FIRST AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     SECTION 5. EXPENSES. The Borrower shall pay all fees and expenses of counsel to the Administrative Agent outstanding as of the date hereof and all reasonable out-of-pocket expenses incurred by the Administrative Agent and the Lenders in connection with the preparation, negotiation, execution, delivery and enforcement of this First Amendment. The agreement set forth in this Section 5 shall survive the termination of this First Amendment and the Amended Credit Agreement.

     SECTION 6. COUNTERPARTS. This First Amendment may be executed in any number of counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement. Delivery of an executed counterpart of a signature page to this First Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this First Amendment.

     SECTION 7. CREDIT AGREEMENT. Except as expressly set forth herein, the amendments provided herein shall not by implication or otherwise limit, constitute a waiver of, or otherwise affect the rights and remedies of the Administrative Agent or the Lenders under the Credit Agreement, nor shall they alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement. The amendments provided herein shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to by such amendments. Except as expressly amended herein, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof. As used in the Credit Agreement, the terms "Agreement", "herein", "hereinafter", "hereunder", "hereto" and words of similar import shall mean, from and after the date hereof, the Amended Credit Agreement.

     IN WITNESS WHEREOF, the Borrower, the Parent and the Lenders have caused this First Amendment to be duly executed by their respective authorized officers as of the day and year first above written.


BORROWER:                     JTM INDUSTRIES, INC.,
                              a Texas corporation

                              By: /s/ J.I. Everest, II
                                 ------------------------------------
                              Name: J.I. Everest, II
                                   ----------------------------------
                              Title: Treasurer and CEO
                                    ---------------------------------


PARENT:                       INDUSTRIAL SERVICES GROUP, INC.,
                              a  Delaware corporation


                              By: /s/ J.I. Everest, II
                                 ------------------------------------
                              Name: J.I. Everest, II
                                   ----------------------------------
                              Title: Treasurer and CEO
                                    ---------------------------------


LENDERS:                      NATIONSBANK, N. A.,
                              as a Lender


                              By: /s/ David H. Strickert
                                 ------------------------------------
                              Name: David H. Strickert
                                   ----------------------------------
                              Title: Vice President
                                    ---------------------------------


                              CANADIAN IMPERIAL BANK OF
                              COMMERCE, as a Lender


                              By: /s/ Michael P. Daven
                                 ------------------------------------
                              Name: Michael P. Daven
                                   ----------------------------------
                              Title: As Agent
                                    ---------------------------------

                                                                         ANNEX A


                                    SCHEDULE 1.1D

                                Pro Forma Adjustments
                                         for
                              POST CLOSING ACQUISITIONS


                                                    Adjustments
                                             (in thousands of dollars)
                                             -------------------------

     JTM                                                $236

     Pozzolanic                                         $312

     PPA                                                $771

     Fly Ash                                            $211


     US Ash                                           $2,796